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                  [FORM OF WILLKIE FARR & GALLAGHER OPINION]




December 5, 2001

Credit Suisse Warburg Pincus Capital Funds
466 Lexington Avenue, 16th Floor
New York, NY 10017-3147

Ladies and Gentlemen:

We have acted as counsel to Credit Suisse Warburg Pincus Large Cap Value Fund (the "Acquiring Fund"), a series of Credit Suisse Warburg Pincus Capital Funds, a Massachusetts business trust (the "Acquiring Trust"), in connection with the proposed acquisition by the Acquiring Trust, on behalf of the Acquiring Fund, of all of the assets and liabilities of Credit Suisse Warburg Pincus Balanced Fund, Inc. (the "Acquired Fund"), a Maryland corporation, in exchange for voting shares of beneficial interests of the Acquiring Fund (the "Shares"), pursuant to an Agreement and Plan of Reorganization (the "Plan") among the Acquired Fund, the Acquiring Trust, on behalf of the Acquiring Fund, and Credit Suisse Asset Management, LLC ("CSAM"). We have examined the Acquiring Trust's Registration Statement on Form N-14 substantially in the form in which it is to become effective (the "Registration Statement"), the Acquiring Trust's Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") and the Plan.

We have also examined and relied upon such other documents and certificates with respect to factual matters as we have deemed necessary to render the opinions expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have further assumed that the Plan constitutes the legal, valid and binding obligation of the Acquired Fund and CSAM, enforceable against the Acquired Fund and CSAM in accordance with its terms.

We are members of the bar of the State of New York and do not purport to be experts on, or to express any opinion herein, concerning any law other than the laws of the State of New York and the federal laws of the United States of America. Anything in this opinion to the contrary notwithstanding, we render or imply no opinion with respect to compliance with any applicable securities or anti-fraud statutes, rules, regulations or other similar laws of any state (including the Commonwealth of Massachusetts) or the United States of America. In rendering the opinions herein, we assume that there will be no material changes in the facts and conditions on which we base such opinions between the date hereof and the time of issuance of the Shares pursuant to the Plan.

NEW YORK     WASHINGTON, DC    PARIS    LONDON     MILAN     ROME     FRANKFURT

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December 5, 2001
Page 2

In rendering the opinion expressed herein based upon the laws of the Commonwealth of Massachusetts, we have relied solely upon the attached opinion of Sullivan & Worcester LLP, special Massachusetts counsel to the Acquiring Trust and the Acquiring Fund, and the opinion expressed below is subject to all of the assumptions recited in such attached opinion.

Based upon the foregoing, we are of the opinion that:

     (a) The Acquiring Trust has been duly created and is validly existing in good standing as a business trust under the laws of the Commonwealth of Massachusetts, and the Declaration of Trust is effective to continue the Acquiring Fund as a series of the Acquiring Trust under the Annotated Laws of Massachusetts, Chapter 182, et. seq; and

     (b) The Shares of the Acquiring Fund to be issued as contemplated in the Plan have been duly authorized, and, subject to the receipt by the Acquiring Fund of consideration equal to the net asset value thereof (but in no event less than the par value thereof), when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable Shares of the Acquiring Fund under the laws of the Commonwealth of Massachusetts.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in the Prospectus/Proxy Statement included as part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Acquiring Fund or any distributor or dealer in connection with the registration or qualification of the Acquiring Fund or the Shares under the securities laws of any state or other jurisdiction.

This opinion is furnished by us as counsel to the Acquiring Trust, is solely for the benefit of the Acquiring Trust and its Trustees and its officers in connection with the above-described acquisition of assets and may not be relied upon for any other purpose or by any other person.


                                        Very truly yours,